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                                                                    EXHIBIT 23.1

                       [PANNELL KERR FORSTER LETTERHEAD]

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use in the Form SB-2 of Interactive Telesis, Inc. of our report dated September 17, 1999 relating to the financial statements of Interactive Telesis, Inc. appearing in the Form SB-2 of Interactive Telesis, Inc.

San Diego, California                   /s/ PANNELL KERR FORSTER
July 10, 2000                           ---------------------------------
                                        PANNELL KERR FORSTER
                                        Certified Public Accountants
                                        A Professional Corporation